VININGS INVESTMENT PROPERTIES, L.P.

                            Seventh Amendment to the
              Amended and Restated Agreement of Limited Partnership
              ----------------------------------------------------

     This Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of Vinings Investment Properties, L.P. is made as of January 1, 2000 by Vinings Investment Properties Trust, a Massachusetts business trust (the "Trust"), as general partner (the "General Partner") of Vinings Investment Properties, L.P., a Delaware limited partnership (the "Partnership"), and the Trust, as limited partner of the Partnership and Mary Susan Leahy, Executor of the Estate of Joseph Dunbar Shields, Jr.(the "Withdrawing Limited Partner"), as limited partner of the Partnership, for the purpose of amending the Amended and Restated Agreement of Limited Partnership of the Partnership dated June 30, 1997, as amended (the "Partnership Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, the Trust has made a capital contribution and has been admitted as a Limited Partner of the Partnership;

     WHEREAS, the Trust has purchased and retired an additional 15 of its shares of beneficial interest ("Shares") and the General Partner wishes to adjust the interests in the Partnership pursuant to Section 4.1 of the Partnership Agreement to accurately reflect such redemption;

     WHEREAS, the Withdrawing Limited Partner has made a capital contribution to the Partnership and owns a total of 6,958 Partnership units (the "Interest") and wishes to transfer the Interest in the Partnership to the following (the "Substituted Limited Partners"):

                                                                    Number
                     Substituted Limited Partner                   of Units
                     ---------------------------                   --------

                     A.  Mary Louise Shields                        3,197
                     B.  Joseph Dunbar Shields, III                 1,134
                     C.  Evelyn Riddle                              1,134
                     D.  Sarah Shields Residuary Trust              1,133


     WHEREAS, the General Partner has consented to the above transfers;

     WHEREAS, each Substituted Limited Partner has made certain representations and warranties to the Partnership concerning it's investment status;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     Section 1. Change in Percentage Interest.
     ----------------------------------------

     (a) Pursuant to Section 4.2 of the Partnership Agreement, the Trust's interest in the Partnership shall decrease by the number of Units associated with the redemption of Shares as reflected on Exhibit A;

THESE  SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND EXEMPTIONS FROM THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
TRANSACTION WHICH IS EXEMPT UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACTS.

     (b) The Withdrawing Limited Partner does hereby sell, grant, convey, transfer, assign, set over and deliver unto the Substituted Limited Partners all of its Interest in the Partnership.

     To have and to hold the Interest, together with all and singular rights, privileges and appurtenances thereto, and anywise belonging or in any way appertaining to the Withdrawing Limited Partner unto the Substituted Limited Partners, their successors and assigns, forever.

     (c) The Withdrawing Limited Partner hereby represents and warrants that it is the sole owner of legal and beneficial title to all of the Interest and that it has made no previous assignment of the Interest.

     (d) Pursuant to Section 11.4 of the Partnership Agreement, the General Partner hereby consents to the transfer of the Interest from the Withdrawing Limited Partner to the Substituted Limited Partners pursuant to Section 11.3 A of the Partnership Agreement.

     (e) The change in limited partnership interests in the Partnership shall become effective as of the date of this Agreement.


     Section 2. Representations of Each Substituted Limited Partner.
     ---------------------------------------------------------------

     Each   Substituted   Limited  Partner  hereby   represents,   warrants  and
acknowledges as follows:

     (a) It (i) is an "accredited investor" as that term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), (ii) is an investor experienced in the evaluation of businesses similar to the Partnership, (iii) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, (iv) has the ability to bear the economic risks of the investment in the Units, and (vi) was not organized or reorganized for the specific purpose of acquiring the Units.

     (b) It understands that:

          (i) The Units are unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

          (ii) Rule 144 promulgated under the Securities Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Units, and the Partnership is under no obligation to make Rule 144 available.

     (c) (i) It will not offer, sell, pledge, hypothecate, or otherwise dispose of the Units unless such offer, sale, pledge, hypothecation or other disposition is (A) registered under the Securities Act, or (B) in compliance with an opinion of counsel to such Substituted Limited Partner, delivered to the Partnership and reasonably acceptable to the Partnership, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (ii) the Units, if issued in certificated form, shall bear a legend stating in substance:

"THESE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, TOGETHER WITH QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE PARTNERSHIP AND ITS COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

     (d) It agrees that the Partnership may provide for appropriate stop transfer instructions to its corporate counsel and/or transfer agent to implement the provisions of Section 2 of this Agreement.

     (e) It understands that it must bear the economic risk of the investment represented by the purchase of the Units for an indefinite period.

     (f) The Units are being acquired solely for the account of the undersigned for purposes of investment only, and are not being purchased with a view to or in connection with, any resale or distribution thereof in violation of applicable federal or state securities laws.


     Section 3. Amendment to Partnership Agreement.
     ----------------------------------------------

     Pursuant to Sections 4.1 and 11.4 C. of the Partnership Agreement, the General Partner, as general partner of the Partnership, hereby amends the Partnership Agreement by deleting Exhibit A thereto in its entirety and replacing it with the Exhibit A attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             VININGS INVESTMENT PROPERTIES TRUST
                                             As General Partner

                                             /s/ Peter D. Anzo
                                    By:   _____________________________________
                                             Peter D. Anzo
                                             President


                                             VININGS INVESTMENT PROPERTIES TRUST
                                             As Limited Partner


                                             /s/ Peter D. Anzo
                                    By:   _____________________________________
                                             Peter D. Anzo
                                             President

                                             MARY SUSAN LEAHY EXECUTOR OF THE
                                             JOSHEPH DUNBAR SHIELDS, JR. ESTATE
                                             Withdrawing Limited Partner

                                             /s/ Mary Susan Leahy
                                    By:    _____________________________________
                                            Mary Susan Leahy
                                            Executor


                                            MARY LOUISE SHIELDS
                                            Substituted Limited Partner

                                            /s/ Mary Louise Shields
                                           _____________________________________



                                            JOSEPH DUNBAR SHIELDS III
                                            Substituted Limited Partner

                                            /s/ Joseph Dunbar Shields III
                                           _____________________________________



                                            EVELYN RIDDLE
                                            Substituted Limited Partner

                                            /s/ Evelyn Riddle
                                           _____________________________________




                                            SARAH SHIELDS RESIDUARY TRUST
                                            Substituted Limited Partner

                                            /s/ Mary Susan Leahy
                                    By:    _____________________________________
                                            Mary Susan Leahy
                                            Co-Trustee


                                            /s/ Sarah Shields
                                    By:    _____________________________________
                                            Sarah Shields
                                            Co-Trustee

                       VININGS INVESTMENT PROPERTIES, L.P.
                            Seventh Amendment to the
                   Amended and Restated Partnership Agreement

                                    Exhibit A


                                                 Percentage     Number of
Name and Address of Contributor                   Interest     Units Issued
-------------------------------                  ----------   -------------

GENERAL PARTNER:

Vinings Investment Properties Trust                 1.00%          13,431


LIMITED PARTNERS:

Vinings Investment Properties Trust                80.94%       1,087,062
The Vinings Group, Inc.                             0.80%          10,758
Peter D. Anzo                                       0.80%          10,757
Irving Abrams                                       0.49%           6,598
Tim R. Altman                                       0.25%           3,299
William G. Beshears, Jr.                            0.49%           6,598
William E. & Mary E. Butler                         0.25%           3,299
Donald E. Chace                                     0.49%           6,598
Terry D. Douglass                                   0.49%           6,598
Hazel E. Earsley                                    0.25%           3,299
Stanley D. Eason                                    0.49%           6,598
C.W. Gustav & Janice S. Eifrig                      0.25%           3,299
Jane L. Finchum                                     0.12%           1,649
Esty Foster                                         0.49%           6,598
Robert Hesseltine                                   0.49%           6,598
Betty T. Hinds                                      0.49%           6,598
Albert H. Hooper, Jr.                               0.49%           6,598
Trustmark National Bank,
  Agent for Kathryn D. Little, Investment           0.49%           6,598
Patrick Paul McCarthy                               0.25%           3,299
James A. Melvin, Jr.                                0.49%           6,598
John R. Mileski                                     0.49%           6,598
J. Cary Monroe                                      0.25%           3,299
E. Ray Morris                                       0.49%           6,598
Thomas W. Orcutt, M.D.                              0.49%           6,598
Thomas D. Price                                     0.25%           3,299
Frederick R. Radcliffe                              0.25%           3,299
Robert G. Randall                                   0.49%           6,598
Evelyn Riddle                                       0.08%           1,134
Joseph D. Shields, III, M.D.                        0.33%           4,432
Mary Louise Shields                                 0.23%           3,197
Sarah Shields Residuary Trust                       0.08%           1,134
M.F.  Soukkar                                       0.49%           6,598
Virginia G. Sturwold, Trustee of the
  Virginia G. Sturwold Revocable Trust              0.25%           3,299
Oliver H. Tallman, II                               0.25%           3,299
Lewis F.  Wood, Jr.                                 0.49%           6,598
Homer R. Yook                                       0.25%           3,299
Alice C. Young                                      0.25%           3,299


ASSIGNEES:

Robert L. Bell, M.D.                                0.49%           6,598
Joseph Bonsall, Jr.                                 0.49%           6,598
Harold J. DeBlanc, Jr., M.D.                        0.49%           6,598
William A. Hall                                     1.96%          26,391
Thomas L. Williams                                  0.25%           3,299
Don M. Updegraff, Jr.                               0.12%           1,649
Majed S. Zakaria                                    0.49%           6,598
                                                -----------    ------------

Total Common Units                                100.00%       1,343,039
                                                -----------    ------------